UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 23, 2010 (June 22, 2010)

DRAGON ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	000-52132	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Floor 28, Block C
Longhai Mingzhu Building
No.182 Haier Road
Qingdao 266000
People’s Republic of China
(Address of principal executive offices)

(86) 532 8099 7969
(Registrant's telephone number, including area code)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01         CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dismissal of Previous Independent Registered Public Accounting Firm

On June 22, 2010, the Board of Directors of Dragon Acquisition Corporation (the “Company”) approved the dismissal of PMB Helin Donovan, LLP (“PMB”) as the Company’s independent auditor, effective immediately.

PMB’s reports on the Company’s financial statements as of and for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its report for the years ended December 31, 2009 and 2008 stated that the accumulated deficit during the development stage for the period from date of inception (March 10, 2006) through December 31, 2009 was $57,229.

During the years ended December 25, 2009 and 2008 and through PMB’s dismissal on June 22, 2010, there were (1) no disagreements with PMB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PMB, would have caused PMB to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company furnished PMB with a copy of this disclosure on June 22, 2010, providing PMB with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from PMB, dated June 23, 2010 is filed as Exhibit 16.1 to this report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss PMB as the Company’s independent auditor, the Board of Directors appointed MSPC Certified Public Accountants and Advisors, A Professional Corporation (“MSPC”) as the Company’s independent auditor.

During the years ended December 25, 2009 and 2008 and through the date hereof, neither the Company nor anyone acting on its behalf consulted MSPC with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that MSPC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

ITEM 5.02         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation and Election of Chief Financial Officer and President

On June 22, 2010, Mr. Yang Chen resigned as the Chief Financial Officer and Vice President of the Company and Mr. Weiqing Zhang resigned from his position as the President of the Company. Such resignations were not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Zhang remained in his positions as Chief Executive Officer and Director of the Company. At the same time, the Board of Directors of the Company appointed Mr. Zhaohui John Liang as the Chief Financial Officer of the Company and Mr. Yang Chen as the President of the Company, effective immediately.

Pursuant to an employment agreement that the Company entered into with Mr. Liang on June 15, 2010 (the “Employment Agreement”), the Company agreed to pay Mr. Liang an annual salary of $200,000, subject to adjustment based on currency fluctuations, and reimburse Mr. Liang for his reasonable out-of-pocket business and entertainment expenses incurred in connection with the Company’s business. In addition, the Company agreed to establish an equity incentive plan for the Company’s officers and, within three (3) months, grant to Mr. Liang under such plan an option to purchase a number of the Company’s ordinary shares determined by the Board of Directors, but in no event less than 1.2% of the total number of the Company’s outstanding ordinary shares on the date of grant. If the Company does not establish such equity incentive plan within three (3) months, then the Company agreed to immediately grant an option to Mr. Liang to purchase a number of ordinary shares equal to 1.2% of the total number of outstanding ordinary shares. The stock option will have an exercise price determined by the Board of Directors, but in no event greater than $5.00 per share. Pursuant to the Employment Agreement, the Company also agreed to provide Mr. Liang and his direct family members with medical insurance and Mr. Liang is also eligible to participate in any bonus, incentive and benefit plans established by the Company. The term of the Employment Agreement is for two (2) years and may be terminated by the Company for cause upon thirty (30) days’ notice and by either party without cause upon sixty (60) days’ notice. Mr. Liang will also receive four months’ salary, accrued benefits, and an opportunity to vest and exercise all stock options if he resigns for good reason or is terminated without cause or after a change in control. The Employment Agreement also contains customary non-competition and confidentiality provisions.

The foregoing summary of the material terms and provisions of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

Mr. Zhaohui John Liang. Mr. Zhaohui John Liang, age 41, has over 15 years of experience in real estate finance, investment and development. From June 2009 to June 2010, Mr. Liang was Senior Director of Real Estate at The Great Atlantic & Pacific Tea Company, Inc. (NYSE: GAP), where he oversaw the real estate portfolio of one of the largest U.S. retail chains with $9 billion in annual sales, managed real estate-oriented corporate financing, accounting and reporting, led major corporate divestures and acquisitions, and developed and implemented the company’s strategic real estate plan. Prior to that, he served in key positions at Lerner Heidenberg Properties, Inc., a real estate investment and development company, including Chief Financial Officer from January 2006 to February 2009 and Director of Finance and Acquisitions from December 2004 to January 2006. From May 2004 to December 2004, Mr. Liang was Senior Financial Analyst & Asset Manager at General Growth Properties, Inc. (NYSE: GGP), a public real estate investment trust. From May 2003 to September 2003, he served as an Equity Analyst in the Real Estate Group of Friedman Billings Ramsey & Co., an investment bank, and from January 1994 to April 2002, he was a Development Project Manager at THSSW Architects, P.C., an architectural and construction project management firm. Mr. Liang earned his Bachelor of Architecture from the University of Arkansas, and his MBA with a dual major in finance and real estate from the Wharton School at the University of Pennsylvania. He is a member of a number of professional organizations including the Chinese Finance Association, Zell/Lurie Real Estate Center of the Wharton School, Urban Land Institute, the American Institute of Architects, and the International Council of Shopping Centers. He is also a licensed architect.

Mr. Yang Chen. Prior to election to his position as President, Mr. Yang Chen, age 38, previously served as the Company’s Chief Financial Officer and Vice President from the closing of the Company’s reverse acquisition of Leewell Investment Group Limited on April 14, 2010, and had held the same positions with the Company’s subsidiary Qingdao Oumei Real Estate Development Co., Ltd. (“Oumei”) since January 2008. Mr. Chen has more than 17 years of experience in accounting and financial management. Prior to joining Oumei, he served as chief financial officer for several companies, including Mudanjiang Dongxing Group Corporation, a retail-oriented diversified company (hotels, supermarkets, villas, and electrical equipment) from 2004 to 2008 and Harbin Guangyun Electrical Appliance Co., Ltd. prior to joining Mudanjiang Dongxing in 2004. Mr. Chen graduated from Harbin Institute of Technology with a Bachelor’s degree in industrial accounting in 1992.

There are no arrangements or understandings between Mr. Liang or Mr. Chen and any other persons pursuant to which he was selected for his position and there are no transactions between the Company and Mr. Liang or Mr. Chen that would require disclosure under Item 404(a) of Regulation S-K. No family relationship exists between Mr. Liang or Mr. Chen and any director or executive officer of the Company.

Resignation and Election of Directors

On June 22, 2010, Mr. Zhongbo Zhou resigned from the Company’s Board of Directors. His resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. At the same time, the Board of Directors of the Company elected Mr. Lawrence Lee, Dr. Peter Linneman and Mr. Ruiping Tao as directors of the Company. The Board of Directors determined that each newly elected director is an “independent director” as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules. Each newly elected director was also appointed to the newly established Audit Committee, Compensation Committee and Governance and Nominating Committee of the Board of Directors, as more fully described below.

On the same day, the Company entered into separate independent director agreements (the “Director Agreements”) and indemnification agreements (the “Indemnification Agreements”) with each newly elected director. Under the terms of the Director Agreements, the Company agreed to pay Mr. Lee an annual fee of $40,000 and Mr. Tao an annual fee of RMB 120,000 (approximately $17,564), as compensation for the services to be provided by them. As compensation for his services, the Company agreed to grant to Dr. Linneman 20,000 restricted ordinary shares at the time of the establishment of the Company’s equity incentive plan, and on each anniversary of his appointment that he remains our director (regardless of his director status after such anniversary), 20,000 restricted ordinary shares and an option for the purchase of 20,000 ordinary shares. The options to be granted to Dr. Linneman will have an exercise price equal to the market closing price of the Company’s ordinary shares on the date of grant, or, if no such market closing price information is available, the Compensation Committee or the Board will determine the exercise price based on its analysis of the ordinary shares’ fair market value. Under the terms of the Indemnification Agreements, the Company agreed to indemnify the newly elected directors against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by them in connection with any proceeding if such director acted in good faith and in the best interests of the Company. The Company also entered into Indemnification Agreements with its executive officers, including its Chairman, Mr. Antoine Cheng, its Chief Executive Officer, Mr. Weiqing Zhang, its President, Mr. Yang Chen, and its Chief Financial Officer, Mr. Zhaohui John Liang.

The foregoing summary of the material terms and provisions of the Director Agreements and the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the agreements filed as Exhibits 10.2 through 10.11 to this report, which are incorporated by reference herein.

Mr. Lawrence Lee. Mr. Lawrence Lee, age 46, is the founder and managing director of the Boardroom Advisors Company Limited, a Beijing-based financial advisory firm. He is currently also serving as a director of Universal Travel Group (NYSE: UTA), an online travel service company operating in China. From October 2007 to November 2009, Mr. Lee served as chief financial officer of Synutra International, Inc. (NASDAQ: SYUT), a consumer product company operating in China. From August 2004 to September 2007, Mr. Lee was a vice president and chief financial officer of Kasen International Holdings Limited, a public company listed on the Hong Kong Stock Exchange. Prior to that, Mr. Lee served as chief financial officer at Eagle Brand Holdings Limited, a company listed on the Singapore Stock Exchange. Mr. Lee’s experience also includes serving as a financial controller at the Korean division of Exel Plc, a multinational supply chain management firm, and serving as a senior auditor at Waste Management Inc.’s international department in London. Mr. Lee is a fellow member of the Association of Chartered Certified Accountants (ACCA). Mr. Lee received a bachelor’s degree in management and engineering from Beijing Institute of Technology, a master’s degree in economics from Renmin University of China, and a master’s degree in accounting and finance from the London School of Economics.

Dr. Peter Linneman. Dr. Peter Linneman, age 59, is widely recognized as one of the leading strategic thinkers in the real estate industry, and was cited as one of the 25 most influential people in real estate by Realtor Magazine, and one of the 100 most powerful people in NY real estate by the NY Observer. For 30 years he has been the managing principal of Linneman Associates, providing strategic and financial advice to leading corporations, and also serves as the Albert Sussman Professor of Real Estate, Finance, and Public Policy at the Wharton School of Business, the University of Pennsylvania. A member of Wharton’s faculty since 1979, he served as the founding chairman of Wharton’s Real Estate Department and was the Director of Wharton’s Zell-Lurie Real Estate Center for 13 years. He is the founding co-editor of The Wharton Real Estate Review. His teaching and research focuses on real estate and investment strategies. He has published over 80 articles during his career and is a highly sought-after speaker, appearing as the keynote speaker at numerous major industry conferences. He is also a co-coordinator/sponsor/moderator (with Sam Zell) of the prestigious industry roundtable, The Marshall Bennett Classic. His quarterly research publication, The Linneman Letter, is widely read throughout the real estate industry and is viewed as a major thought leader in the business. His book, Real Estate Finance and Investments: Risks and Opportunities, has been adopted at over 50 leading universities and is the leading primary reference source for those interested in real estate finance and investment. Dr. Linneman holds both Masters and Doctorate degrees in economics from the University of Chicago. He currently serves on the Board of Directors and executive, compensation and governance committees of Equity One, Inc. (NYSE: EQY), an owner, developer and operating of shopping centers, and on the Board of Directors and executive and audit committees of JER Investors Trust Inc. (JERT), a commercial real estate finance company.

Mr. Ruiping Tao. Mr. Ruiping Tao, age 60, is regarded as one of the pioneers in shaping the City of Qingdao’s urban planning strategy, and widely recognized in China as a leading expert in the field of urban planning, development and public policy. He currently serves as the Chairman of the City of Qingdao Urban Planning Association. As a life-long public servant, Mr. Tao served as the Chief of Qingdao Urban Planning Bureau from February 2007 to March 2008, and as Vice Chief from April 2001 to February 2007. In April 2008, Mr. Tao was appointed by the Government of Qingdao to head a special task force in charge of developing a comprehensive urban development plan for Yongwan Bay, which is the geographic and strategic focal point of the city’s next 5-year development strategy. Mr. Tao previously served as a Navy officer from December 1970 to April 2001. He officially retired from all governmental positions in March 2010. Mr. Tao is frequently invited to speak at national and international urban planning industry conferences, such as the International Society of City and Regional Planners Convention, and provides advisory service to numerous governmental and educational institutions in China. Mr. Tao received his Bachelor of Electrical and Mechanical Engineering from the College of Naval Engineering, and his EMBA from the Cheung Kong Graduate School of Business.

There are no arrangements or understandings between any of the newly elected directors and any other persons pursuant to which they were selected as directors and there are no transactions between the Company and any newly elected director that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 5.05         AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On June 22, 2010, the newly formed Audit Committee of the Board of Directors of the Company adopted a Code of Ethics that applies to all of the directors, officers and employees of the Company and its subsidiaries, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code. A copy of the Code of Ethics is filed as Exhibit 14 to this report and is incorporated herein by reference.

ITEM 8.01.         OTHER EVENTS

June 22, 2010, the Board of Directors of the Company established an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee and appointed each of the Company’s independent directors, Mr. Lawrence Lee, Dr. Peter Linneman and Mr. Ruiping Tao, to serve as members of each committee. Mr. Lee was appointed as the Chair of the Audit Committee, Mr. Tao was appointed as the Chair of the Compensation Committee and Dr. Linneman was appointed as the Chair of the Governance and Nominating Committee. The Board also determined that Mr. Lee possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 5605(c)(2)(A) of the NASDAQ Listing Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. Copies of the Audit Committee Charter, the Compensation Committee Charter, and the Governance and Nominating Committee Charter are filed as Exhibits 99.1, 99.2 and 99.3, respectively, to this report and are incorporated herein by reference.

A copy of a press release issued by the Company on June 23, 2010, announcing the matters disclosed in the report, is filed as Exhibit 99.4 to this report.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated June 15, 2010, between the Company and Zhaohui John Liang

10.2	Independent Director Agreement, dated June 22, 2010, between the Company and Lawrence Lee

10.3	Independent Director Agreement, dated June 22, 2010, between the Company and Dr. Peter Linneman

10.4	Independent Director Agreement, dated June 22, 2010, between the Company and Ruiping Tao

10.5	Indemnification Agreement, dated June 22, 2010, between the Company and Lawrence Lee

10.6	Indemnification Agreement, dated June 22, 2010, between the Company and Dr. Peter Linneman

10.7	Indemnification Agreement, dated June 22, 2010, between the Company and Ruiping Tao

10.8	Indemnification Agreement, dated June 22, 2010, between the Company and Antoine Cheng

10.9	Indemnification Agreement, dated June 22, 2010, between the Company and Weiqing Zhang

10.10	Indemnification Agreement, dated June 22, 2010, between the Company and Yang Chen

10.11	Indemnification Agreement, dated June 22, 2010, between the Company and Zhaohui John Liang

14.1	Code of Ethics, adopted June 22, 2010

16.1	Letter from PMB Helin Donovan, LLP, regarding change in certifying accountant

99.1	Dragon Acquisition Corporation Audit Committee Charter, adopted June 22, 2010

99.2	Dragon Acquisition Corporation Compensation Committee Charter, adopted June 22, 2010

99.3	Dragon Acquisition Corporation Governance and Nominating Committee Charter, adopted June 22, 2010

99.4	Press Release, dated June 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2010

DRAGON ACQUISITION CORPORATION

By: /s/ Weiqing Zhang
Weiqing Zhang
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated June 15, 2010, between the Company and Zhaohui John Liang

10.2	Independent Director Agreement, dated June 22, 2010, between the Company and Lawrence Lee

10.3	Independent Director Agreement, dated June 22, 2010, between the Company and Dr. Peter Linneman

10.4	Independent Director Agreement, dated June 22, 2010, between the Company and Ruiping Tao

10.5	Indemnification Agreement, dated June 22, 2010, between the Company and Lawrence Lee

10.6	Indemnification Agreement, dated June 22, 2010, between the Company and Dr. Peter Linneman

10.7	Indemnification Agreement, dated June 22, 2010, between the Company and Ruiping Tao

10.8	Indemnification Agreement, dated June 22, 2010, between the Company and Antoine Cheng

10.9	Indemnification Agreement, dated June 22, 2010, between the Company and Weiqing Zhang

10.10	Indemnification Agreement, dated June 22, 2010, between the Company and Yang Chen

10.11	Indemnification Agreement, dated June 22, 2010, between the Company and Zhaohui John Liang

14.1	Code of Ethics, adopted June 22, 2010

16.1	Letter from PMB Helin Donovan, LLP, regarding change in certifying accountant

99.1	Dragon Acquisition Corporation Audit Committee Charter, adopted June 22, 2010

99.2	Dragon Acquisition Corporation Compensation Committee Charter, adopted June 22, 2010

99.3	Dragon Acquisition Corporation Governance and Nominating Committee Charter, adopted June 22, 2010

99.4	Press Release, dated June 23, 2010